EX-99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Goldman Sachs ETF Trust of our reports dated October 25, 2022, relating to the financial statements and financial highlights of each of the funds listed in Appendix A (collectively, the “Funds”), which appear in the Funds’ Annual Reports on Form N-CSR for the period ended August 31, 2022. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
December 27, 2022

Appendix A

Fund Book	Fund
Access Fixed Income ETFs	Goldman Sachs Access Emerging Markets USD Bond ETF

Access Fixed Income ETFs	Goldman Sachs Access High Yield Corporate Bond ETF

Access Fixed Income ETFs	Goldman Sachs Access Inflation Protected USD Bond ETF

Access Fixed Income ETFs	Goldman Sachs Access Investment Grade Corporate 1-5 Year Bond ETF

Access Fixed Income ETFs	Goldman Sachs Access Investment Grade Corporate Bond ETF

Access Fixed Income ETFs	Goldman Sachs Treasury Access 0-1 Year ETF

Access Fixed Income ETFs	Goldman Sachs Access U.S. Aggregate Bond ETF

Access Fixed Income ETFs	Goldman Sachs Access Ultra Short Bond ETF

Goldman Sachs ActiveBeta® ETFs	Goldman Sachs ActiveBeta® Emerging Markets Equity ETF

Goldman Sachs ActiveBeta® ETFs	Goldman Sachs ActiveBeta® Europe Equity ETF

Goldman Sachs ActiveBeta® ETFs	Goldman Sachs ActiveBeta® International Equity ETF

Goldman Sachs ActiveBeta® ETFs	Goldman Sachs ActiveBeta® Japan Equity ETF

Goldman Sachs ActiveBeta® ETFs	Goldman Sachs ActiveBeta® Paris-Aligned Climate U.S. Large Cap Equity ETF

Goldman Sachs ActiveBeta® ETFs	Goldman Sachs ActiveBeta® U.S. Large Cap Equity ETF

Goldman Sachs ActiveBeta® ETFs	Goldman Sachs ActiveBeta® U.S. Small Cap Equity ETF

Goldman Sachs ActiveBeta® ETFs	Goldman Sachs ActiveBeta® World Low Vol Plus Equity ETF

Goldman Sachs Equity ETFs	Goldman Sachs Bloomberg Clean Energy Equity ETF

Goldman Sachs Equity ETFs	Goldman Sachs Equal Weight U.S. Large Cap Equity ETF

Goldman Sachs Equity ETFs	Goldman Sachs Hedge Industry VIP ETF

Goldman Sachs Equity ETFs	Goldman Sachs Innovate Equity ETF

Goldman Sachs Equity ETFs	Goldman Sachs JUST U.S. Large Cap Equity ETF

Goldman Sachs Future Thematic Equity ETFs	Goldman Sachs Future Consumer Equity ETF

Goldman Sachs Future Thematic Equity ETFs	Goldman Sachs Future Health Care Equity ETF

Goldman Sachs Future Thematic Equity ETFs	Goldman Sachs Future Planet Equity ETF

Goldman Sachs Future Thematic Equity ETFs	Goldman Sachs Future Real Estate and Infrastructure Equity ETF

Goldman Sachs Future Thematic Equity ETFs	Goldman Sachs Future Tech Leaders Equity ETF

Goldman Sachs MarketBeta® ETFs	Goldman Sachs MarketBeta® International Equity ETF

Goldman Sachs MarketBeta® ETFs	Goldman Sachs MarketBeta® Emerging Markets Equity ETF

Goldman Sachs MarketBeta® ETFs	Goldman Sachs MarketBeta® U.S. Equity ETF